Exhibit 10.2
COMMON STOCK PURCHASE AGREEMENT
     COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of July 8, 2007, between ALNYLAM PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and ROCHE FINANCE LTD, a Swiss corporation (the “Purchaser”).
     WHEREAS, the Company and the Purchaser are simultaneously entering into a License and Collaboration Agreement (the “Collaboration Agreement”), and the Company, Alnylam Europe AG, a German stock corporation, and an affiliate of the Purchaser are simultaneously entering into a Stock Purchase Agreement (the “AG Purchase Agreement”); and
     WHEREAS, in connection with the transactions contemplated by the Collaboration Agreement and the AG Purchase Agreement, the Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, shares of Common Stock, $0.01 par value per share, of the Company (the “Common Stock”).
     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:
     1. Purchase and Sale of the Shares.
          (a) Subject to the terms and conditions of this Agreement, at the Closing (as defined in clause (b) below), the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, 1,975,000 shares of Common Stock (the “Shares”) for an aggregate purchase price equal to the Purchase Price (as defined below). As used herein, the “Purchase Price” means $42,462,500, provided that in the event that the Collar Amount (as defined below) is less than $10.98, the “Purchase Price” means the sum of (1) the product of (A) 1,975,000 and (B) the Collar Amount (rounded to the nearest whole cent) plus (2) $11,494,500; and the “Collar Amount” means the average of the last reported sales prices for the Common Stock as of the end of regular trading hours as reported on the NASDAQ Global Market for the three consecutive trading day period ending on the trading day that is one trading day prior to the Closing Date. The number of Shares and Collar Amount shall be adjusted to reflect the effect of any reclassification, stock split, reverse split, stock dividend, reorganization, recapitalization or other similar change with respect to the Common Stock occurring after the date hereof and prior to the Closing.
          (b) The closing of the transactions contemplated hereby (the “Closing”) shall take place at 10:00 a.m., Eastern time, on such date as the Company and the Purchaser may agree upon (the “Closing Date”), which shall be no later than the second business day after satisfaction or waiver of the conditions to the Closing set forth in Section 4 of this Agreement (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts (or remotely via the exchange of documents and signatures), unless another date, place or time is agreed to in writing by the Purchaser and the Company. At the Closing:
               (i) the Purchaser shall pay the Purchase Price to the Company by wire transfer of immediately available funds to an account designated by the Company; and
               (ii) the Company shall instruct the transfer agent for the Common Stock to issue and promptly deliver to the Purchaser a stock certificate representing the Shares.
     2. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that the statements contained in this Section 2 are true and correct as of the date hereof, except as set forth herein or in the disclosure schedule delivered by the Company to the Purchaser dated as of the date of this Agreement (the “Disclosure Schedule”).
          (a) Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to enter into and perform its obligations under this Agreement, to own and operate its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted.
          (b) Capitalization and Voting Rights.
               (i) The authorized capital stock of the Company as of the date of this Agreement consists of 125,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of which 125,000 shares have been designated Series A Junior Participating Preferred Stock (the “Series A Preferred Stock”). As of June 29, 2007, (A) 37,635,786 shares of Common Stock were issued and outstanding and (B) no shares of Preferred Stock were issued or outstanding;
               (ii) Except as set forth in Section 2(b)(ii) of the Disclosure Schedule, as of the date hereof, there are: (A) no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements pursuant to which the Company is or may become obligated to issue, sell or repurchase any shares of its capital stock or any other securities of the Company; (B) no restrictions on the transfer of capital stock of the Company imposed by the Restated Certificate of Incorporation or By-laws of the Company, any agreement to which the Company is a party, or any order of any court or any governmental agency to which the Company is subject; and (C) no cumulative voting rights for any of the Company’s capital stock;
               (iii) As of June 29, 2007, of the authorized Common Stock, 4,782,032 shares have been reserved for issuance upon exercise of outstanding options or other stock-based awards under the Company’s stock incentive and stock purchase plans. Other than as set forth in the preceding sentence or in Section 2.3(b)(iii) of the Disclosure Schedule, there are no other shares of Common Stock reserved for issuance. There is no capital stock of the Company held by the Company. As of the date hereof, all of the Series A Preferred Stock is reserved for issuance under the rights agreement between the Company and Computershare Trust Company (f/k/a Equiserve Trust Company, N.A.), as rights agent, dated as of July 13, 2005 (the “Shareholder Rights Plan”), and is the only Preferred Stock reserved for issuance.

               (iv) Except as set forth in the Reports (as defined below) or in Section 2(b)(iv) of the Disclosure Schedule, the Company is not a party to and is not subject to any agreement or understanding relating to, and, to the Company’s knowledge, there is no agreement or understanding between any persons which affects or relates to, the voting of shares of capital stock of the Company or the giving of written consents by any stockholder or director of the Company.
          (c) Authorization and Binding Nature. The execution and delivery by the Company of this Agreement, the performance of all obligations of the Company under this Agreement and the authorization, issuance and delivery of the Shares have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors’ rights generally and (ii) as may be limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
          (d) Non-Contravention. The execution, delivery and performance by the Company of this Agreement and compliance with the provisions hereof by the Company will not, with or without the giving of notice or the passage of time or both, (i) violate or conflict with the provisions of the certificate of incorporation or by-laws of the Company, (ii) violate or conflict with any provision of law, statute, ordinance, rule, regulation, judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Company, or (iii) violate or conflict with, or require any consent or other action by any person under, any agreement to which the Company is a party or by which it is bound, except for any such violations or conflicts and any such consents or other actions where the failure to obtain such consents or take such other actions, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect (as defined below). For purposes of this Agreement, the term “Material Adverse Effect” means a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; provided, however, that none of the following shall constitute, or shall be considered in determining whether there has occurred, a Material Adverse Effect: (1) changes that are the result of general economic or political factors affecting the national, regional or world economy or acts of war or terrorism (except to the extent that such changes have a disproportionate effect on the Company and its subsidiaries, taken as a whole); (2) changes that are the result of factors generally affecting the industries or markets in which the Company operates (except to the extent that such changes have a disproportionate effect on the Company and its subsidiaries, taken as a whole); (3) any adverse change, effect or circumstance, including the termination of any collaboration or license agreements between the Company and any entity listed in Section 2(d) of the Disclosure Schedule or the commencement of litigation by any such entity, in any such case, arising out of or resulting from actions contemplated by the parties in connection with this Agreement or the pendency or announcement of the transactions contemplated by this Agreement; (4) changes in law, rules or regulations or generally accepted accounting principles or the interpretation thereof; (5) any action taken pursuant to or in accordance with this Agreement or at the request of the Purchaser; (6) of and by itself and without regard to any other fact or circumstance, any failure by the Company to meet any published securities analyst estimates of revenues, losses, expenses or cash balances, it being understood that if any failure to meet any such estimates is the result of what would otherwise constitute a Material Adverse Effect, then the parties acknowledge that a Material Adverse Effect shall be deemed to have occurred notwithstanding this clause (6); and (7) of and by itself without regard to any other fact or circumstance, a decline in the price of the Common Stock, it being understood that if any such decline is the result of what would otherwise constitute a Material Adverse Effect, then the parties acknowledge that a Material Adverse Effect shall be deemed to have occurred notwithstanding this clause (7).
          (e) Governmental Consents. Assuming the accuracy of the Purchaser’s representations contained in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of the Company in order to enable the Company to execute, deliver and perform its obligations under this Agreement, except for such qualifications or filings under applicable securities laws as may be required to be made after the Closing in connection with the transactions contemplated by this Agreement. As used herein, “Governmental Authority” shall mean any nation or government, any federal, state, municipal, local, provincial, regional or other political subdivision thereof, and any person exercising executive, legislative, judicial regulatory or administrative functions of or pertaining to government.
          (f) Authorization of Shares. When issued, sold and delivered in accordance with the provisions of this Agreement for the consideration expressed herein, the Shares will be duly authorized, validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions under this Agreement and applicable state and federal securities laws.
          (g) SEC Reports and Financial Statements. The Company has previously furnished or made available to the Purchaser (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 as filed with the SEC), and (ii) all other reports filed by the Company with the SEC under Section 13 or subsections (a) and (c) of Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from January 1, 2007 through the date of this Agreement (such reports are collectively referred to herein as the “Reports”). The Reports constitute all of the documents required to be filed by the Company under Section 13 or subsections (a) and (c) of Section 14 of the Exchange Act with the SEC from January 1, 2007 through the date of this Agreement. The Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. The Reports, when considered together, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements for the year ended December 31, 2006 and the unaudited financial statements for the quarter ended March 31, 2007 included in the Reports (the “Financial Statements”) have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in notes or as permitted by Form 10-Q) and fairly present in all material respects the financial condition and operating results of the Company and its subsidiaries as of the dates, and for the periods, indicated therein (subject, in the case of the unaudited financial statements, to normal year-end audit adjustments). Since December 31, 2006, the Company has conducted its business in the ordinary course, and there has not been any Material Adverse Effect. Since

March 31, 2007, the Company has incurred no liabilities (contingent or otherwise) outside the ordinary course of business that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          (h) Subsidiaries. Except as set forth in the Reports or in Section 2(h) of the Disclosure Schedule and other than with regards to Alnylam Europe AG:
               (i) The Company does not presently own or control, directly or indirectly, any other corporation, association, partnership, trust, joint venture or other business entity and does not currently own or control, directly or indirectly, any capital stock or other ownership interest, directly or indirectly, in any corporation, association, partnership, trust, joint venture or other entity, other than securities in a publicly traded company or mutual fund held for investment by the Company and consisting of less than five percent of the outstanding capital stock of such company.
               (ii) Each corporation, partnership, joint venture, association and other entity controlled by the Company directly or indirectly through one or more intermediaries (each, a “Subsidiary”) is duly organized and existing under the laws of its jurisdiction or organization, is in good standing under such laws and is duly qualified to do business as a foreign corporation in each jurisdiction in which a failure to so qualify would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
               (iii) All the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable, and are owned by the Company free and clear of any encumbrances, other than restrictions under securities laws.
               (iv) There are no options, warrants, convertible securities, or other rights, agreement, arrangements or commitments of any character relating to the capital stock of any Subsidiary.
               (v) No Subsidiary is a member of (nor is any part of its business conducted through) any partnership, nor is it a participant in any joint venture or similar arrangement.
               (vi) There are no voting trust, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any shares of capital stock of or any other interests in any Subsidiary.
          (i) Litigation. Except as set forth in Section 2(i) of the Disclosure Schedule or in the Reports, there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or any subsidiary of the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, or that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or result in any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. To the Company’s knowledge, there are no legal actions or investigations pending or threatened involving the employment by or with the Company of any of the Company’s current or former officers, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers or alleging a violation of any federal, state or local statute or common law relationship with the Company. The Company is not a party to any order, writ, injunction, judgment or decree of any court. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.
          (j) Employee and Consultant Confidentiality Agreements. Except as set forth in Section 2(j) of the Disclosure Schedule, each employee of, or consultant to, the Company or any of its Subsidiaries, who has or is proposed to have access to material confidential or proprietary information of the Company or any of its Subsidiaries, is a signatory to, and is bound by, an agreement with the Company or one or more of its Subsidiaries relating to nondisclosure, proprietary information and assignment of patent, copyright and other intellectual property rights.
          (k) Proprietary Rights. (i) Except as set forth in the Company’s Public Filings or Section 2(k) of the Disclosure Schedule: (A) to the Company’s knowledge, the Company or one of its Subsidiaries owns, free and clear of any lien or encumbrance, or has a valid license to, or has an enforceable right to use, without the payment of any royalty except pursuant to the Material IP Contracts (as hereinafter defined) listed on Section 2(k)(ii) of the Disclosure Schedule, all U.S. and non-U.S. patents, trade secrets, know-how, trademarks, service marks, copyrights, and other proprietary and intellectual property rights, and all grants and applications with respect to the foregoing (collectively, the “Proprietary Rights”) necessary for the conduct of the Company’s business as now conducted, the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (such Proprietary Rights owned by or licensed to the Company or any of its Subsidiaries collectively, the “Company Rights”); (B) to the Company’s knowledge, the Company’s rights in the Company Rights are valid and enforceable; (C) to the Company’s knowledge, all necessary registration, maintenance and renewal fees in respect of the Company Rights have been paid on time; (D) except as disclosed on the Disclosure Schedule and to the Company’s knowledge, none of the Company or its Subsidiaries have or are infringing or otherwise violating the applicable Proprietary Rights of any person, and have not received any notice or are subject to any actual or threatened proceedings alleging such, except for infringements or other violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (E) the Company and its Subsidiaries have taken reasonable measures to protect the Company Rights, consistent with prudent commercial practices in the biotechnology industry; (F) other than the Material IP Contracts, there are no outstanding material options, licenses or agreements of any kind relating or affecting to the Company Rights except for options, licenses or agreements specifically referenced in the Collaboration Agreement; and (G) there are no breaches or defaults of, or any disputes or threatened disputes concerning, any of the Material IP Contracts, except for breaches, defaults and disputes in Material IP Contracts which are not and will not be sublicensed to F. Hoffmann-La Roche Ltd, a Swiss corporation, and Hoffmann-La Roche Inc., a New Jersey corporation, pursuant to the Collaboration Agreement and which defaults and disputes would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
               (ii) Section 2(k)(ii) of the Disclosure Schedule contains a complete and accurate list of all material agreements granting any rights (whether to or by the Company or any of its Subsidiaries) with respect to any of the Company Rights (collectively, the “Material IP Contracts”), specifically indicating, as applicable, each amendment thereto.
          (l) Tax Returns, Payments and Elections. The Company has filed all material tax returns and reports as required, and within the time prescribed, by law. These returns and reports are true and correct in all material respects. The Company has paid or made provision for the payment of all accrued and unpaid taxes and other charges to which the Company is subject and which are not currently due and payable. The federal income tax returns of the Company have never been audited by the Internal Revenue Service, and the Company has not agreed to an extension of the statute of limitations with respect to any of its tax years. Neither the Internal Revenue Service nor any other taxing authority is now asserting against the Company any deficiency or claim for additional material taxes or interest thereon or penalties in connection therewith. The Company has not made any elections pursuant to the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (other than elections which relate solely to methods of accounting, depreciation or amortization) which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          (m) Insurance. The Company has in full force and effect fire, casualty and liability insurance policies, with coverage, in the case of property insurance, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed, and in the case of casualty and liability insurance, in amounts customary for businesses similar to the business of the Company.
          (n) Key Employees. The Company is not aware that any person listed on Section 2(n) of the Disclosure Schedule intends to terminate his or her employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.
          (o) Real Property Holding Corporation. The Company is not, and has not been during the applicable period specified in Section 897 of the Code, a United States real property holding corporation, as defined in Section 897 of the Code.
          (p) Offering. Subject to the accuracy of the Purchaser’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement constitute transactions which are exempt from registration requirements under the Securities Act of 1933, as amended (the “Securities Act”) and from all applicable state registration or qualification requirements, other than those with which the Company has complied or will comply with prior to the Closing.
          (q) Licenses and Other Rights; Compliance with Laws. The Company has all franchises, permits, licenses and other rights and privileges from Governmental Authorities necessary to permit it to own its properties and to conduct its business as presently conducted and is in compliance in all material respects thereunder. The Company and its subsidiaries are in compliance with all laws and governmental rules and regulations applicable to its business, properties and assets, including, without limitation, all such rules, laws and regulations relating to the environment, fair employment practices, the rules, regulations and requirements of the NASDAQ Global Market relating to the continued listing of the Common Stock and occupational safety and health and public safety, except for any non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          (r) Brokers. The Company has not incurred, nor will incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.
     3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company that the statements contained in this Section 3 are true and correct as of the date hereof.
          (a) Corporate Power. The Purchaser has the corporate power and authority to enter into and perform its obligations under this Agreement. The Purchaser has not been organized, reorganized or recapitalized for the purpose of investing in the Company.
          (b) Authorization and Binding Nature. The execution and delivery by the Purchaser of this Agreement and the performance of all obligations of the Purchaser under this Agreement have been duly authorized by all requisite corporate action on the part of the Purchaser, and this Agreement constitutes a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors’ rights generally and (ii) as may be limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.
          (c) Non-Contravention. The execution, delivery and performance by the Purchaser of this Agreement and compliance with the provisions hereof by the Purchaser will not, with or without the giving of notice or the passage of time or both, (i) violate or conflict with the provisions of the certificate of incorporation or bylaws or other constituent documents of the Purchaser, (ii) violate or conflict with any provision of law, statute, ordinance, rule, regulation, judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Purchaser, or (iii) violate or conflict with any material agreement to which the Purchaser is a party or by which it is bound.
          (d) Accredited Investor. The Purchaser is an “accredited investor,” as defined in Rule 501 under the Securities Act.

          (e) Investment. The Purchaser is acquiring the Shares for its own account for investment, not for resale to any other person and not with a view to or in connection with any resale or distribution. The Purchaser understands that the Shares have not been registered under the securities laws of the United States or any other jurisdiction and cannot be transferred or resold except as permitted pursuant to a valid registration statement or an applicable exemption from registration. The Purchaser acknowledges that the Company has not made any representations with respect to registration of the Shares under applicable securities laws, that there can be no assurance that any market for the Common Stock will continue into the foreseeable future and that, as a result, the Purchaser must be prepared to bear the economic risk of its investment for an indefinite period of time.
          (f) Access to Information. The Purchaser has substantial knowledge and experience in making investment decisions of this type and is capable of evaluating the merits and risks of its investment in the Company. The Company has made available to the Purchaser all documents, some in redacted form, and other information that the Purchaser has concluded is necessary, desirable and appropriate to evaluate the merits and risks of its investment in the Company. The Company has made available to the Purchaser the documents, some in redacted form, requested by the Purchaser, other than those documents requested by the Purchaser but only made available to the Purchaser in redacted form, and has provided answers to all of its questions relating to an investment in the Company. In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representations (whether oral or written) other than as set forth herein. The Purchaser has had an opportunity to discuss this investment with representatives of the Company and to ask questions of them. The Purchaser understands that an investment in the Company involves significant risks. The Purchaser understands that, in connection with the transactions contemplated by this Agreement, the Company has offered to issue and sell shares of Common Stock to Novartis Pharma AG under the terms of the Investor Rights Agreement, dated as of September 6, 2005, between the Company and Novartis Pharma AG (the “NVS Agreement”).
     4. Conditions to Closing.
          (a) Conditions to Obligation of the Purchaser. The obligation of the Purchaser to effect the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by the Purchaser:
               (i) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except (A) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct only as of such date and (B) where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualification contained therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect (other than with respect to the representations and warranties of the Company set forth in Section 2(f) which shall be true and correct in all respects)); and the Purchaser shall have received a certificate signed on behalf of the Company by an authorized officer of the Company to such effect.

               (ii) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects, and the Company shall have delivered to the Purchaser a certificate signed on behalf of the Company by an authorized officer of the Company to such effect.
               (iii) Compliance with NVS Agreement. The Offer Period (as defined in the NVS Agreement) relating to the Offer (as defined in the NVS Agreement) delivered by the Company to Novartis Pharma AG on the date hereof relating to this Agreement shall have expired or been waived or terminated.
               (iv) Secretary’s Certificate. The Secretary or Assistant Secretary of the Company shall have delivered to the Purchaser at the Closing a certificate stating that the resolutions of the Board of Directors of the Company attached thereto are true and complete copies of the resolutions approved by the Board of Directors relating to the sale of the Shares.
               (v) Good Standing Certificate. The Company shall have delivered to the Purchaser at the Closing a certificate of the Secretary of State of the State of Delaware as to the existence and good standing of the Company in the State of Delaware.
               (vi) Collaboration Agreement. On or before the Closing Date, the Company shall have duly executed and delivered to the Purchaser the Collaboration Agreement and such agreement shall be in full force and effect on the Closing Date (no later than the time of Closing).
               (vii) AG Purchase Agreement. The closing of the acquisition of Alnylam Europe AG contemplated by the AG Purchase Agreement shall have occurred (or shall occur substantially contemporaneously with the Closing hereunder).
               (viii) Market Listing. The Shares shall be approved for listing on the NASDAQ Global Market upon issuance.
               (ix) Absence of Litigation. There shall be no injunction, action, suit, proceeding or investigation, other than with respect to litigation as described in clause (3) of the definition of “Material Adverse Effect”, pending or currently threatened in writing against the Company or the Purchaser which questions the validity of this Agreement or the right of the Company or the Purchaser to enter into this Agreement or to consummate the transactions contemplated hereby.
               (x) Absence of Injunction. No court, arbitrational tribunal, administrative agency or commission of competent jurisdiction shall have issued or entered any order, decree, judgment or injunction which is in effect and which has the effect of prohibiting consummation of the transactions contemplated by this Agreement.
          (b) Conditions to Obligation of the Company. The obligation of the Company to effect the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by the Company:

               (i) Representations and Warranties. The representations and warranties of the Purchaser set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date; and the Company shall have received a certificate signed on behalf of the Purchaser by an authorized officer of the Purchaser to such effect.
               (ii) Compliance with NVS Agreement. The Offer Period (as defined in the NVS Agreement) relating to the Offer (as defined in the NVS Agreement) delivered by the Company to Novartis Pharma AG on the date hereof relating to this Agreement shall have expired or been waived or terminated.
               (iii) Collaboration Agreement. On or before the Closing Date, the Purchaser shall have duly executed and delivered to the Company the Collaboration Agreement and such agreement shall be in full force and effect on the Closing Date (no later than the time of Closing).
               (iv) AG Purchase Agreement. The closing of the acquisition of Alnylam Europe AG contemplated by the AG Purchase Agreement shall have occurred (or shall occur substantially contemporaneously with the Closing hereunder).
               (v) Ancillary Agreements. Neither the Collaboration Agreement nor the AG Purchase Agreement shall have been terminated.
               (vi) Absence of Litigation. There shall be no injunction, action, suit, proceeding or investigation, other than with respect to litigation as described in clause (3) of the definition of “Material Adverse Effect”, pending or currently threatened in writing against the Company or the Purchaser which questions the validity of this Agreement or the right of the Company or the Purchaser to enter into this Agreement or to consummate the transactions contemplated hereby.
               (vii) Absence of Injunction. No court, arbitrational tribunal, administrative agency or commission of competent jurisdiction shall have issued or entered any order, decree, judgment or injunction which is in effect and which has the effect of prohibiting consummation of the transactions contemplated by this Agreement.
     5. Standstill.
          (a) The Purchaser hereby agrees that, until the third anniversary of the Closing Date (the “Release Date”), unless the Purchaser shall have been specifically invited in writing by the Company, neither the Purchaser nor any Affiliates (as defined below) of the Purchaser that are controlled by Roche Holdings Ltd (such Affiliates, excluding Genentech, Inc. and Chugai Pharmaceutical Co., Ltd. and their respective subsidiaries and any pension plans and their respective advisors, collectively, the “Purchaser Affiliates”) will in any manner, directly or indirectly: (i) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way advise, assist or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (A) any acquisition of any securities (or beneficial ownership thereof) or assets of the Company, other than an acquisition (as a result of open market or private purchases) that results in the Purchaser Affiliates beneficially owning (as defined in Rule 13d-3 of the Exchange Act), in the aggregate, less than 5% of the total outstanding voting securities of the Company at any time; (B) any tender or exchange offer, merger or other business combination involving the Company; (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company; or (D) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company; (ii) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to any securities of the Company (other than any “group” comprised solely of Affiliates of the Purchaser); (iii) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company; (iv) take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in (i) above; or (v) enter into any discussions or arrangements with any third party with respect to any of the foregoing. As used herein, “Affiliate” means, with respect to any person, any other person that, directly or indirectly, by itself or through one or more intermediaries, controls, or is controlled by, or is under common control with, such person. The term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. The Purchaser also agrees during such period not to request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this paragraph (including this sentence). The Purchaser represents and warrants that neither the Purchaser nor any of the Purchaser Affiliates owns, of record or beneficially, any voting securities of the Company, or any securities convertible into or exercisable for any such voting securities.
          (b) The restrictions in Section 5(a) shall terminate upon the earliest to occur of: (i) the receipt by the Company, or the public announcement, of a bona fide unsolicited Acquisition Proposal (as defined below) by any person or group (as defined under the Exchange Act); provided, however, that the restrictions in Section 5(a) shall be reinstated if such bona fide unsolicited Acquisition Proposal is withdrawn or terminated prior to the completion of the transaction contemplated by such Acquisition Proposal; (ii) the commencement of a “going private” transaction subject to Rule 13e-3 under the Exchange Act involving the Company; provided, however, that the restrictions in Section 5(a) shall be reinstated if such “going private” transaction is withdrawn or terminated and is not completed; (iii) any person or group (as defined under the Exchange Act) other than the Purchaser or any of the Purchaser Affiliates becoming the beneficial owner of 20% (in number or voting power) or more of the total outstanding voting securities of the Company; (iv) delivery by the Company of the notice contemplated in Section 5(c), provided, however, that the restrictions in Section 5(a) shall be reinstated if the Company notifies the Purchaser that the Company no longer expects to enter into a definitive agreement with respect to such transaction contemplated by such Acquisition Proposal; (v) the individuals who on the date hereof constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or nomination for election by the stockholders of the Company was approved by a majority of the directors of the Company then still in office or whose election or nomination for election was previously so approved by the directors in office on the date hereof, other than any director designated by person or group (as defined under the Exchange Act) that has made or entered into an agreement with respect to an Acquisition Proposal) ceasing for any reason to constitute a majority of the Board of Directors of the Company; (vi) the breach by the Company of Section 5(c); or (vii) the termination of this

Agreement or the Collaboration Agreement. If the restrictions in Section 5(a) are terminated and reinstated as set forth above, they shall again terminate in accordance with this Section 5(b).
          (c) The Company shall notify the Purchaser no later than ten (10) business days prior to entering into any definitive agreement with respect to a transaction that is the subject of an Acquisition Proposal.
          (d) Notwithstanding anything to the contrary contained in this Section 5, at any time prior to the Release Date, the Purchaser shall be permitted to make requests to the Board of Directors or the Company to amend or waive any of the limitations set forth in Section 5(a).
          (e) Notwithstanding the foregoing, the restrictions placed upon the Purchaser under this Section 5 shall not apply to the purchase by the Purchaser of any Offered Securities (as defined below) pursuant to Section 7.
          (f) As used herein, “Acquisition Proposal” means any offer, proposal, indication of interest that relates to (i) any merger, consolidation, recapitalization, restructuring, liquidation, dissolution or other direct or indirect business combination involving the Company or any of its subsidiaries, (ii) the issuance by the Company or any of its subsidiaries of capital stock that would result in any person or group (as defined under the Exchange Act) beneficially owning 20% (in number or voting power) or more of the total outstanding voting securities of the Company or any of its subsidiaries in a transaction or series of related transactions (other than pursuant to customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities or agreements with and between persons and the Company with respect to any other bona fide issuance of securities by the Company to such persons for resale within 40 days, including without limitation pursuant to Section 4(2) of the Securities Act or Rule 144A or Regulation S promulgated under the Securities Act), (iii) any tender or exchange offer that if consummated would result in any person or group (as defined under the Exchange Act) beneficially owning 20% (in number or voting power) or more of the total outstanding voting securities of the Company or any of its subsidiaries or (iv) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or a subsidiary of the Company of assets comprising 20% or more of the assets of the Company and its subsidiaries taken as a whole.
     6. Lockup.
          (a) Restriction on Transfer. The Purchaser agrees that, prior to the second anniversary of the Closing Date, neither the Purchaser nor any of the Purchaser Affiliates will (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any equity securities of the Company or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of securities, in cash or otherwise.

          (b) Volume Limits. The Purchaser agrees that, during the one year period beginning on the second anniversary of the Closing Date, neither the Purchaser nor any of the Purchaser Affiliates will (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any equity securities of the Company or (ii) enter into any swap or other arrangement that transfers to another in whole or in part, any of the economic consequences of ownership of any equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of securities, in cash or otherwise; provided that, after the second anniversary of the Closing Date, (x) the Purchaser shall be permitted to sell, during a single day, up to a maximum of such number of shares of Common Stock as is equal to 25% of the trading volume reported for the Common Stock during such day (other than the trading volume associated with transactions by the Purchaser or any of its Affiliates) and (y) the Purchaser may offer, pledge, sell, or contract to sell shares of Common Stock in any “block trade”, provided that the Purchaser may not, in any one day, sell pursuant to this clause (y) more than 0.25% of the Common Stock then outstanding as then most recently reported by the Company in a Report. The Purchaser shall report to the Company all sales, transfers or other dispositions of securities of the Company within three days of any such sale, transfer or other disposition.
          (c) No Hedging. The restrictions contained in clause (ii) of Section 6(a) and 6(b) have been expressly agreed to preclude the Purchaser and the Purchaser Affiliates, during the periods while such provisions are applicable, from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a transfer of shares of Common Stock, even if such shares would be disposed of by someone other than the Purchaser or any Purchaser Affiliate, including without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any shares of Common Stock or with respect to any security (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from any shares of Common Stock.
          (d) Notwithstanding the foregoing, this Section 6 shall terminate immediately upon the earlier of (i) a Company Sale (as defined below) and (ii) such time when the Purchaser and the Purchaser Affiliates beneficially own (as defined in Rule 13d-3 of the Exchange Act), in the aggregate, no more than 2.5% of the total outstanding shares of Common Stock.
     7. Subscription Rights.
          (a) In the event that the Company proposes, from time to time after the Closing, to sell or issue any New Securities (as defined below) for cash (a “Cash Offering”) or for non-cash consideration (a “Non-Cash Offering,” and each of the Cash Offering and Non-Cash Offering, an “Offering”), the Company shall, subject to Section 7(k) below, grant to the Purchaser the right to purchase a number of securities of the same type as the New Securities (except that securities purchased by the Purchaser in connection with an Offering involving a public offering shall be registered under the Securities Act only to the extent permitted by applicable law) determined by multiplying the number of New Securities that the Company proposes to offer by a fraction, the numerator of which is the aggregate number of shares of Common Stock then owned of record by the Purchaser as of a date within 20 days of delivery of the Offer (as defined below) selected by the Company on the records of the transfer agent for the Common Stock and the denominator of which is the total number shares of Common Stock outstanding on such date (the “Offered Securities”); provided, however that for purposes of such calculation, the Purchaser shall be deemed to own of record all Offered Securities or Unpurchased Securities (as defined below) which remain available for purchase pursuant to this Section 17 and all such securities shall be deemed to be outstanding.
          (b) “New Securities” shall mean any equity securities of the Company, whether now authorized or not, including any equity securities issued pursuant to rights, options, or warrants to purchase said equity securities, and securities of any type whatsoever that are, or may become, convertible into said equity securities; provided, that “New Securities” does not include (i) securities issued in connection with any stock split or stock dividend by the Company, (ii) securities issued or issuable to employees, consultants or directors of the Company pursuant to any stock purchase plan, stock option plan, stock incentive plan or other employee stock bonus or equity incentive arrangement of the Company (including shares issued or issuable upon exercise of options already granted), (iii) securities issued pursuant to the Shareholder Rights Agreement or (iv) securities issued by the Company as consideration for the acquisition of a majority or more of the outstanding shares of capital stock or all or substantially all of the assets of any entity (including by merger, reorganization or otherwise) (any such transaction, an “M & A Transaction”).
          (c) After the Closing, the Company shall not issue, sell or exchange any New Securities in an Offering unless the Company shall deliver to the Purchaser a written notice of any proposed or intended issuance, sale or exchange of New Securities (the “Offer”), which Offer shall (i) identify and describe the New Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the New Securities to be issued, sold or exchanged, (iii) identify the persons or entities, if known, to which or with which the New Securities are to be offered, issued, sold or exchanged, and (iv) offer to issue and sell to the Purchaser the Offered Securities at the Market Price (as defined below). The Purchaser shall have the right, (i) in the case of a Cash Offering, for a period of thirty (30) days following delivery of the Offer or (ii) in the case of a Non-Cash Offering, for a period of thirty (30) days following the later of (x) delivery of the Offer and (y) the date that the Market Price is determined in accordance with Section 7(d), to elect to purchase or acquire, at the Market Price, all or part of the Offered Securities described above (each such 30-day period, as applicable, the “Offer Period”). The Offer by its terms shall remain open and irrevocable for the Offer Period.
          (d) “Market Price” shall mean for purposes of this Section 7, (i) in the case of a Cash Offering, the purchase price per share to be paid by the purchaser of New Securities in the Cash Offering; provided, however, that in the event of any stock dividend, stock split, combination of shares, recapitalization or other similar change in the capital structure of the Company which affects or relates to the Common Stock, the Market Price shall be adjusted proportionately and (ii) in the case of a Non-Cash Offering, (A) the average of the last reported sales prices for the Common Stock as of the end of regular trading hours as reported on the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or any other national securities exchange or nationally recognized trading system on which the Common Stock is then listed or approved for quotation, for the twenty consecutive trading day period ending on the earlier of (x) the last trading day prior to public announcement of the Non-Cash Offering and (y) the closing of the Non-Cash Offering, (B) if the Common Stock is not listed or approved for quotation on the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or any other national securities exchange or nationally recognized trading system during such twenty-day period, the average of the last reported sales prices for the Common Stock as of the end of regular trading hours as reported on the Over-The-Counter Bulletin Board, Bulletin Board Exchange or the Pink Sheets’ Electronic Quotation Service (and if there are no reported sales prices for the Common Stock, the volume-weighted arithmetic average of the last reported bid and asked prices as of the end of regular trading hours) for such twenty-day period, (C) if the Common Stock is not traded or quoted during such twenty-day period, the fair market value per share as mutually determined by the Purchaser and the Company or, if the Purchaser and the Company are unable to mutually agree within five (5) business days of delivery of the Offer, as determined by an Independent Appraiser (as defined below), jointly appointed by the parties (the expenses of which will be paid by the Purchaser); provided, however, that in the event of any stock dividend, stock split, combination of shares, recapitalization or other similar change in the capital structure of the Company during such twenty-day period which affects or relates to the Common Stock, the Market Price shall be adjusted proportionately or (D) if the Offer relates to securities other than Common Stock, the fair market value per share as mutually determined by the Purchaser and the Company or, if the Purchaser and the Company are unable to mutually agree within five (5) business days of delivery of the Offer to the Purchaser, as determined by an Independent Appraiser, jointly appointed by the parties (the expenses of which will be paid by the Purchaser). As used herein, the term “Independent Appraiser” means a nationally recognized investment banking firm, valuation firm or firm of independent certified public accountants of recognized standing that is experienced in the business of appraising biotechnology companies, and that is not an Affiliate of the Company or the Purchaser.
          (e) To accept an Offer, in whole or in part, the Purchaser must deliver a written notice (the “Notice of Acceptance”) to the Company prior to the end of the Offer Period, setting forth the portion of the Offered Securities that the Purchaser elects to purchase.
          (f) At any time after delivery of the Offer until ninety (90) days from the expiration of the Offer Period, the Company may issue, sell or exchange all or any part of such New Securities, but only to the offerees or purchasers (if identified) and only upon terms and conditions (including, without limitation, unit prices and interest rates) which are described in the Offer.
          (g) In the event the Company shall propose to sell less than all the New Securities described in the Offer (any such sale to be in the manner and on the terms specified in Section 7(f) above), then the number of Offered Securities shall be reduced proportionately and thereafter the Purchaser shall be permitted to amend, in its sole discretion, the amount specified in its Notice of Acceptance. The Company may not issue, sell or exchange more than the reduced number or amount of the New Securities unless and until such securities have again been offered to the Purchaser in accordance with Section 7(c) above.
          (h) Upon the later of (i) seven (7) business days after receipt of any required regulatory approval, (ii) seven (7) business days following delivery of the Notice of Acceptance by the Purchaser to the Company and (iii) the closing of the issuance, sale or exchange of all or less than all of the New Securities (such date in clause (iii), the “First Closing Date”), the Purchaser shall acquire from the Company, and the Company shall issue to the Purchaser, the number or amount of Offered Securities specified in the Notice of Acceptance, as amended pursuant to Section 7(g) above, upon the terms and conditions specified in the Offer.
          (i) To the extent that the Purchaser does not purchase all of the Offered Securities pursuant to an Offer (such unpurchased Offered Securities, the “Unpurchased Securities”), the Purchaser may, at any time after the 160th day following the First Closing Date until the later of (x) the 170th day following the First Closing Date and (y) the date that the Second Market Price is determined in accordance with Section 7(j) or, in each case, the next business day thereafter if such date is not a business day, deliver to the Company a notice of its intention (the “Second Closing Notice”) to purchase all or part of the Unpurchased Securities (as adjusted in the event of any stock dividend, stock split, combination of shares, recapitalization or other similar change in the capital structure of the Company) at the Second Market Price (as defined below) on the date that is the later of (x) seven (7) business days after receipt of any required regulatory approval, (y) one hundred eighty (180) days after the First Closing Date or the next business day thereafter if such date is not a business day and (z) the date that is seven (7) business days following delivery of the Second Closing Notice by the Purchaser to the Company (such date, the “Second Closing Date”). On the Second Closing Date, the Company shall issue to the Purchaser, the number or amount of Unpurchased Securities specified in the Purchaser’s notice at the Second Market Price. Failure by the Purchaser to provide the Second Closing Notice with respect to any Unpurchased Securities in the time period specified above, or failure to purchase any Unpurchased Securities on or prior to the applicable Second Closing Date, shall terminate Purchaser’s rights to purchase such Unpurchased Securities.
          (j) The “Second Market Price” shall be the greater of (A) the Market Price determined in accordance with Section 7(d) above plus 10% of such Market Price and (B) the Unpurchased Securities Price (as defined below) plus 10% of such Unpurchased Securities Price. “Unpurchased Securities Price” shall mean: (I) in the case of Unpurchased Securities that are Common Stock, (i) the average of the last reported sales prices for the Common Stock as of the end of regular trading hours as reported on the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or any other national securities exchange or nationally recognized trading system on which the Common Stock is then listed or approved for quotation, for the twenty consecutive trading day period ending on the last trading day prior to the date that is five (5) business days following delivery of the Second Closing Notice by the Purchaser to the Company, (ii) if the Common Stock is not listed or approved for quotation on the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or any other national securities exchange or nationally recognized trading system during such twenty-day period, the average of the last reported sales prices for the Common Stock as of the end of regular trading hours as reported on the Over-The-Counter Bulletin Board, Bulletin Board Exchange or the Pink Sheets’ Electronic Quotation Service (and if there are no reported sales prices for the Common Stock, the volume-weighted arithmetic average of the last reported bid and asked prices as of the end of regular trading hours) for such twenty-day period or (iii) if the Common Stock is not traded or quoted during such twenty-day period, the fair market value per share as mutually determined by the Purchaser and the Company or, if the Purchaser and the Company are unable to mutually agree within five (5) business days of delivery of the Second

Closing Notice to the Company, as determined by an Independent Appraiser, jointly appointed by the parties (the expenses of which will be paid by the Purchaser); provided, however, that in the event of any stock dividend, stock split, combination of shares, recapitalization or other similar change in the capital structure of the Company during such twenty-day period which affects or relates to the Common Stock, the Second Market Price shall be adjusted proportionately, and (II) in the case of Unpurchased Securities that are not Common Stock, the fair market value per share as mutually determined by the Purchaser and the Company or, if the Purchaser and the Company are unable to mutually agree within five (5) business days of delivery of the Second Closing Notice to the Company, as determined by an Independent Appraiser, jointly appointed by the parties (the expenses of which will be paid by the Purchaser).
          (k) After the Closing, in the event that the Company consummates an M & A Transaction, in lieu of the right to purchase the number of Offered Securities determined in accordance with Section 7(a), in connection with the next Cash Offering by the Company occurring after or contemporaneously with the M & A Transaction, the Purchaser shall have the right, to purchase or acquire, at a purchase price equal to the Market Price, a number of securities of the same type as are to be issued in such Cash Offering (except that securities purchased by the Purchaser in connection with an Offering involving a public offering shall be registered under the Securities Act only to the extent permitted by applicable law) determined by multiplying the sum of (i) the number of shares of Common Stock issued by the Company in such M & A Transaction as consideration for the acquisition of a majority or more of the outstanding shares of capital stock or all or substantially all of the assets of the acquired entity plus (ii) the number of securities that the Company proposes to offer in such Cash Offering by a fraction, the numerator of which is the aggregate number of shares of Common Stock then owned of record by the Purchaser as of a date within 20 days of delivery of the Offer (as defined below) selected by the Company on the records of the transfer agent for the Common Stock and the denominator of which is the total number shares of Common Stock outstanding on such date (the “Post-M & A Offered Securities”). With the exception of Section 7(a), all references to Offered Securities contained in this Section 7 shall be deemed to be references to the Post-M & A Offered Securities for all purposes relating to the offer, sale and closing of any purchase of Post-M & A Offered Securities. Notwithstanding the foregoing, the Purchaser shall provide the Company with non-binding written notice of its intention to exercise its rights pursuant to this Section 7(k) within seven (7) business days of receipt by the Purchaser of the Offer from the Company with respect to such Cash Offering.
          (l) The obligation of the Company to offer, issue and sell to the Purchaser any securities, and the purchase by the Purchaser of any securities pursuant to this Section 7, is subject in all cases to the preparation, execution and delivery by the Company and the Purchaser of a purchase agreement containing representations and warranties with respect to the Company, the Purchaser and the securities being purchased that are substantially similar to those contained in the agreement between the Company and the purchaser of New Securities in the Offering, if any, and receipt of any required regulatory approval. The Company and the Purchaser hereby covenant and agree to execute such a purchase agreement and to assist in the receipt of any required regulatory approval.
          (m) This Section 7 shall terminate immediately upon the earliest of (i) the sale by the Purchaser of any shares of the Company’s voting equity securities other than a sale to an

Affiliate of the Purchaser, (ii) termination or expiration of the Collaboration Agreement or (iii) a Company Sale. As used herein, the term “Company Sale” means a (i) merger or consolidation in which (A) the Company is a constituent party, or (B) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except in the case of either clause (A) or (B) any such merger or consolidation involving the Company or a subsidiary of the Company in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock which represent, immediately following such merger or consolidation, more than 50% by voting power of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; (ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or a subsidiary of the Company of all or substantially all the assets of the Company and the subsidiaries of the Company taken as a whole (except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company); or (iii) the sale or transfer, in a single transaction or series of related transactions, by the stockholders of the Company of more than 50% by voting power of the then-outstanding capital stock of the Company to any person or entity or group of affiliated persons or entities.
          (n) Notwithstanding the foregoing, the rights of the Purchaser under this Section 7 shall not apply to any issuance if the Purchaser and the Purchaser Affiliates would beneficially own (as defined in Rule 13d-3 of the Exchange Act), in the aggregate, more than 4.99% of the total outstanding voting securities of the Company after the issuance (assuming for this purpose the purchase by the Purchaser of the securities that the Company otherwise would be obligated to offer to the Purchaser under this Section 7). The rights of the Purchaser under this Section 7 shall not apply to any issuance of securities pursuant to the NVS Agreement.
     8. Termination. This Agreement may be terminated (i) at any time by mutual written consent of the Company and the Purchaser, (ii) by the Purchaser if the Closing has not occurred by December 31, 2007 by reason of the failure of any condition precedent under Section 4(a) or (iii) by the Company if the Closing has not occurred by December 31, 2007 by reason of the failure of any condition precedent under Section 4(b). In the event that this Agreement is terminated, the respective obligations of the Company and the Purchaser to sell and purchase the Shares and as otherwise provided in this Agreement shall become void and be of no further force or effect, provided that any such termination shall not relieve any party from liability for any breach by such party, prior to the termination of this Agreement, of any covenant or agreement (but not any representation or warranty) contained in this Agreement.
     9. Opinions and Legends. The Purchaser agrees that the Shares shall not be sold or transferred unless: (a) the Shares shall first have been registered under the Securities Act, (b) the Shares are sold pursuant to Rule 144 under the Securities Act and the Company is furnished with an opinion of counsel reasonably satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act or (c) the Company shall first have been furnished with an opinion of counsel or other information reasonably satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act. The Purchaser understands that the certificate representing the Shares shall bear a legend substantially in the following form:
“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the issuer is obtained to the effect that such registration is not required.”
The foregoing legend shall be removed from the certificate evidencing the Shares and the Company shall, or shall cause its transfer agent to, issue, no later than five business days after receipt of a request from the Purchaser pursuant to this Section 9, a certificate or certificates evidencing all or a portion of the Shares, as requested by the Purchaser, without such legend if: (i) such securities have been resold under an effective registration statement under the Securities Act, (ii) such securities have been or will be transferred in compliance with Rule 144 under the Securities Act, (iii) such securities are eligible for resale pursuant to Rule 144(k) under the Securities Act or (iv) the Purchaser shall have provided the Company with an opinion of counsel, reasonably satisfactory to the Company, stating that such securities may lawfully be transferred without registration under the Securities Act. The restrictions on transfer and sale of Shares contained in this Section 9 shall terminate with respect to any Shares for which a certificate has been issued without such legend.
     10. Miscellaneous.
          (a) Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by facsimile or with a reputable express courier, with charges prepaid, to the address set forth below or to such other address of which the parties may have given notice. Unless otherwise specified herein, such notices or other communications shall be deemed received upon personal delivery or delivery by facsimile, or one business day after being sent, if sent by reputable express courier.
If to the Company:
Alnylam Pharmaceuticals, Inc.
300 Third Street
Cambridge, Massachusetts 02142
Attention: Vice President — Legal
Facsimile No.: (617) 551-8101

with a copy (which copy shall not constitute notice to the Company) to:
WilmerHale
60 State Street
Boston, Massachusetts 02109
Attention: Steven D. Singer and Peter N. Handrinos
Facsimile No.: (617) 526-5000
If to the Purchaser:
Roche Finance Ltd
Grenzacherstrasse 124
CH-4070
Basel, Switzerland
Attn: CFD
Facsimile No.: 011 41 61 688 4169
with a copy (which copy shall not constitute notice to the Purchaser) to:
Hoffmann-La Roche Inc.
340 Kingsland Street
Nutley, New Jersey 07110-1199
Attention: General Counsel
Facsimile No.: (973) 235-3500
and with copy (which copy shall not constitute notice to the Purchaser) to:
Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Attention: Nancy L. Sanborn
Facsimile No.: (212) 450-3800
Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.
          (b) Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by either party, without the prior written consent of the other party; provided, however, such restriction shall not apply to the Company in the case of an assignment or delegation in connection with a change of control, merger, consolidation, reorganization, recapitalization or other similar transaction. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in contravention of this provision shall be void.
          (c) Survival of Warranties. The representations and warranties of the Company and the Purchaser contained in this Agreement shall survive the Closing for three years.
          (d) Remedies. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.
          (e) Entire Agreement. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The parties may amend or modify this Agreement, in such manner as may be agreed upon, only by a written instrument executed by the parties hereto.
          (f) Public Disclosure. In connection with the execution of the Collaboration Agreement, the parties shall jointly issue a press release announcing, among other things, the execution of the Collaboration Agreement and the sale of Shares pursuant to this Agreement, in form and substance substantially as set forth on Schedule G to the Collaboration Agreement. Thereafter, neither party shall issue any press release or public announcement relating to this Agreement without the prior written approval of the other party, which approval shall not be unreasonably withheld, conditioned or delayed, except that a party may issue a press release or public announcement if required by law, including by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange or NASDAQ; provided that the other party has received prior notice of such intended press release or public announcement, or the circumstances requiring such press release or public announcement, if practicable under the circumstances and the party subject to the requirement includes in such press release or public announcement only such information relating to this Agreement as is necessary to comply with applicable law. The rights of approval and notice granted to a party in accordance with the preceding sentence shall only apply for the first time that specific information is to be disclosed, and shall not apply to the subsequent disclosure of substantially similar information that has previously been made public other than through a breach of this Agreement by the issuing party or its Affiliates.
          (g) Further Assurances. Subject to the terms and conditions of this Agreement, the Company and the Purchaser agree to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws to consummate the transactions contemplated by this Agreement, including the execution and delivery of such other documents, certificates, agreements and other writings and taking such other actions as may be necessary or desirable in order to consummate the transactions contemplated by this Agreement.

          (h) Expenses. Each party shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby.
          (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflict of laws principles, and the parties hereby consent to the jurisdiction of the courts of the State of Delaware.
          (j) Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.
          (k) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
          (l) Disclosure Schedule. The Disclosure Schedule shall be arranged in subsections corresponding to the lettered subsections contained in Section 2, and the disclosure in any section of the Disclosure Schedule shall qualify the corresponding subsection in Section 2. The inclusion of any information in the Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would result in a Material Adverse Effect, or is outside the ordinary course of business.
          (m) Consents. Prior to the Closing, the Company shall not take any action or enter into any material contract, arrangement, agreement or understanding that would require the consent, waiver, approval or authorization of any third party to effect the transactions contemplated by this Agreement.
          (n) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.
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     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

ALNYLAM PHARMACEUTICALS, INC.
By:	/s/ John M. Maraganore
	Name:	John M. Maraganore
	Title:	President and Chief Executive Officer

ROCHE FINANCE LTD
By:	/s/ Knierzinger
	Name:	Knierzinger
Title:

By:
Name:
Title: